SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 3, 2005

STANDARD MANAGEMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Indiana	0-20882	35-1773567

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10689 North Pennsylvania, Indianapolis, Indiana	46280

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(317) 574-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     Effective February 3, 2005, Robert J. Salyers, a non-management director of Standard Management Corporation, resigned from the Board of Directors. In his resignation letter, Mr. Salyers indicated that, as a result of commitments to his other business endeavors, he did not believe that he would have sufficient time to dedicate to his responsibilities as a director of Standard Management. Mr. Salyer’s resignation stated that it was not the result of any disagreement with Standard Management relating to Standard Management’s operations, policies or practices.

     As a result of Mr. Salyer’s resignation, Standard Management has two vacancies on its Board of Directors, which the Board intends to fill at its Annual Meeting of Shareholders to be held in the summer of 2005. It is anticipated that both vacancies will be filled with directors meeting Nasdaq’s “independence” standard in order for the Board of Directors to be comprised of a majority of independent directors, as required by Nasdaq.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MANAGEMENT CORPORATION

By:	/s/ Stephen M. Coons Name: Stephen M. Coons Title: Executive Vice President and General Counsel

Dated:      February 3, 2005